As filed with the Securities and Exchange Commission on August 13, 1997
                                                           Registration No. 333-


      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         HYDE ATHLETIC INDUSTRIES, INC.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Massachusetts                                       04-1465840
      -------------------                               -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification No.)

       Centennial Industrial Park, 13 Centennial Drive, Peabody, MA 01960
              ---------------------------------------------------
              (Address of principal executive offices)  (Zip Code)

                           1993 EQUITY INCENTIVE PLAN
                 ---------------------------------------------
                            (Full title of the plan)

                              Charles A. Gottesman
                            Executive Vice President

                         Hyde Athletic Industries, Inc.
                           Centennial Industrial Park
                              13 Centennial Drive
                          Peabody, Massachusetts 01960
              ---------------------------------------------------
                    (Name and address of agent for service)

                                 (508) 532-9000
              ---------------------------------------------------
         (Telephone number, including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE

                                     Proposed
                                      Maximum    Proposed Maximum  Amount of
Title of Securities  Amount to be Offering Price    Aggregate     Registration
  to be Registered    Registered     Per Share    Offering Price      Fee
  ---------------   -------------  -------------  -------------   -----------
Class B Common      350,000 shares  $4.375 (1)    $1,531,250 (1)    $465.00
Stock, $.33-1/3 par
value

     (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by the Nasdaq National Market on August 8, 1997, in accordance with Rules 457(c) and (h) of the Securities Act of 1933.







                    STATEMENT OF INCORPORATION BY REFERENCE

     With the exception of Items 3, 5 and 9, below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-61532, such Registration Statement relating to the Registrant's 1993 Equity Incentive Plan.

     Item 3.  Incorporation of Certain Documents by Reference.
             -----------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1)  The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended, the "Securities Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the Class B Common Stock, $.33-1/3 par value per share ("Class B Common Stock"), contained in the Form 8-A filed under the Exchange Act on April 22, 1993 and amended on May 24, 1993, including any amendment or report filed for the purpose of updating such description.


     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Class B Common Stock offered hereby have been sold or which deregisters all shares of Class B Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

     David E. Redlick, a partner of Hale and Dorr LLP, is Clerk of the Registrant.

     Item 9.   Undertakings.
               ------------

     1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Peabody, Massachusetts, on this 31st day of July, 1997.














     HYDE ATHLETIC INDUSTRIES, INC.



     By:  /s/ John H. Fisher
          -----------------------------
          John H. Fisher
          President and Chief
          Executive Officer






















                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Hyde Athletic Industries, Inc., hereby severally constitute and appoint John H. Fisher, Charles A. Gottesman and David E. Redlick, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Hyde Athletic Industries, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                         Title                   Date
 -----------------------------   -----------------------------  -------------

/s/ John H. Fisher              President, Chief Executive      July 31, 1997
-----------------------------   Officer and Director
John H. Fisher                  (Principal)

/s/ Charles A. Gottesman        Executive Vice President, Chief July 31, 1997
-----------------------------   Operating Officer and Director
Charles A. Gottesman            (Principal Financial Officer)

/s/ Roger P. Deschenes          Chief Accounting Officer        July 31, 1997
-----------------------------
Roger P. Deschenes

/s/ John J. Neuhauser           Director                        July 31, 1997
-----------------------------
John J. Neuhauser

/s/ Jonathan O. Lee             Director                        July 31, 1997
-----------------------------
Jonathan O. Lee

/s/ Phyllis H. Fisher           Director                        July 31, 1997
-----------------------------
Phyllis H. Fisher


                                 EXHIBIT INDEX



 Exhibit
  Number
----------
4 Specimen Certificate of Class B Common Stock of the Registrant incorporated herein by reference to Exhibit 4.1 to the Registrant's Form S-2, as amended (File No. 33-61040).

5         Opinion of Hale and Dorr LLP.

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5).

23.2      Consent of Coopers & Lybrand L.L.P.


24 Power of Attorney (included in the signature pages of this Registration Statement).